EXHIBIT 10.2

                              LICENSE

     THIS DEVELOPMENT AND LICENSE AGREEMENT ("Agreement') is made and entered into this 17th day of March 2000 by and between Iterated
Systems, Inc. ("ISI") a corporation formed and existing under the laws of the State of Georgia, and Southern Wireless, Inc.("SWI"), a corporation formed and existing under the laws of the State of Oklahoma.

     WHEREAS, SWI desires to license from ISI certain ISI technology;

     WHEREAS, ISI desires to license certain of its technology to SWI;

     NOW THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and intending to be legally bound, the parties hereby agree as follows:

     Section 1. Definitions

     1.1 ACT. The ACT is the Securities Act of 1933, as amended

     1.2 ClearVideo Source Code. ClearVideo Source Code is the human readable code that compiles to the personal computer software described in Exhibit B as delivered by ISI to SWI under its Paragraph 4.1 obligation. The ClearVldeo Source Code includes source code for both encoder and decoders, which source code can be compiled into run-time versions.

     1.3 ClearVideo Source Code Encoder. ClearVideo Source Code Encoder is that portion of the ClearVideo Source e which, when compiled takes digital image data as Input and processes such input data to output compressed data.

     1.4 Common Stock. Common Stock means the common stock of SWI, and any and all shares, interests, participations or equivalent ownership. interests of SWI that has the right (whether or not subject to any prior rights of any other class or series of stock) to participate in any distribution of the assets or earnings of SWI without effective or practical limit as to share amount.

     1.5 Confidential Information. As used in this Agreement, the term "Confidential Information shall mean any Technical Information, trade secrets or other information disclosed by either party which is in written, graphic, machine readable or other tangible form and is identified as "Confidential,"Proprietary" or In some other manner to indicate its confidential nature. Confidential Information may include oral information disclosed by either party. ClearVideo Source Code and disclosures made in the course of ISI's obligations herein shall be deemed Confidential Information of ISI.

     1.6 Confidentiality and Non-Circumvention Agreement The
Confidentiality and Non-Circumvention Agreement is the agreement between the parties attached as Exhibit C to this Agreement.

     1.7 End User. End User is defined in Section 2.1.3.

     1.8 End User License. End User License is defined in Section
4.2.2.

     1.9 Initial Payment. The Initial Payment shall consist of both the payments described In Paragraph 3.1 (a) and 3. 1 (b).

     1.10 Public Offering. Public Offering ("PO") means the sale and issuance by SWI of shares of Common Stock pursuant to an effective registration statement filed under the ACT with the Securities and Exchange Commission.

     1.11 Intellectual Property Infringement. An Intellectual Property Infringement is an infringement of one or more of: (a) United States patents; (b) patents issued to any person by a European or Japanese patent office; (c) copyrights; (d) trademarks, service marks, or trade names; and/or (e) trade secrets.

     1.12 ISI Technology. ISI Technology means any and all copyrighted material, patents, technology or Confidential Information of ISI licensed by ISI to SWI hereunder.

     1.13 Marketing Material. Marketing Material shall consist only of
(1) the name "ClearVideo"; (2) the manual and packaging of ClearVideo, Version 1.2, but excluding: (a) all references to Iterated Systems Inc. (in any form including but not limited to Iterated Systems and Iterated), (b) Iterated Systems' fem logo and (c) general corporate information of Iterated Systems including but limited to addresses, phone numbers and other contact information; (3) the ClearVideo logo(s) as contained in the manual and packaging of ClearVideo Version 1.2; (4) any ISI trademark rights in the name ClearVideo, or any ISI service mark rights in the name ClearVideo, to the extent they exist; and (5) the web addresses: www.clearvideo.com and www.clearvideo.com.uk.

     1.14 SWI-Enhancements. SWI-Enhancements are those modifications, enhancements and derivatives of the ClearVideo Source Code made by SWI under the licenses granted herein.

     1.15 Technical Material. Technical Material is drawings, diagrams, oral presentations and textual material, which may be provided on any media, which describes the functionality and use of ISI Technology.

     1.16 ClearVideo Decoder. ClearVideo Decoder Is the program which results from compiling the ClearVideo Source Code which takes certain compressed data as its input and outputs decompressed data.

     Section 2. License

     2.1 License Grant. Subject to the terms herein, including without limitation Section 3 of this Agreement, ISI grants the following licenses to SWI which are exclusive solely as expressly provided for in
Section 2.2 of this Agreement, and which are non-transferable except as expressly provided for herein:

          2.1.1 ISI grants to SWI a license to compile, display, use, copy and modify ClearVideo Source Code to create SWI-Enhancements that are derivatives of ClearVideo Source Code.

          2.1.2 ISI grants to SWI a license to use the ClearVideo
Source Code, its run-time versions and the derivatives created In
Paragraph 2.1.1 to create and manufacture products and service.

          2.1.3 ISI grants to SWI a license to use the products and services created and manufactured under Paragraph 2.1.2 for the purpose of distributing and sub-licensing the products and services created in this Section 2.1.3 to end users ("End Users") pursuant to a valid End User License Agreement, provided: (a) such products and services are in compiled or other run-time form and (b) such products and services are sub-licensed under the terms set forth herein.

          2.1.4 ISI grants to SWI a license to sublicense the right granted in Section 2.1.3 of this Agreement providing the sublicensee agrees in writing to be bound by the terms of this Agreement. SWI agrees that it will provide a copy of such written agreement to ISI within tan (10) days of its execution.

          2.1.5 ISI grants to SWI the right to sublicense the licenses granted in subsections 2.1.1 and 2.1.2 above to any entity provided:
(a) SWI enters into a written marketing agreement for SWI products with such entity which restricts the use of ClearVideo Source Code which it receives from SWI hereunder only to use for support and maintenance of such SWI products; or (b) SWI enters into a written research and development agreement with such entity for developing new SWI owned products or new products jointly owned by SWI; or (c) SWI owns fifty percent (50%) or more of the voting securities of such entity. The right granted in this Section 2.14 is limited to only those entities which agree in writing to be bound by the terms of this Agreement. SWI agrees that it will provide a copy of such written agreement to ISI within ten (10) days of its execution.

     2.2 Exclusivity

          2.2.1 Except as provided for In Section 2.2.3 below, ISI agrees that during the term of this Agreement it shall not execute or convey in any manner any license agreements with third parties for the use of ClearVideo Source Code Encoder, or its run-time forms.

          2.2.2 ISI agrees that during the term of this Agreement (a) It will not use the name "ClearVideo" as the name of a product that it licenses and (b) it will not grant or convey in any manner any licenses to any third parties to use the name "ClearVideo" as the name of such third party's product.

          2.2.3 Notwithstanding Section 2.2.1 of this Agreement, ISI may use and modify the ClearVideo Source Code Encoder, including Its run-time versions: (a) to integrate into other ISI products and then license and distribute the other such ISI products; or (b) to license and distribute materially and substantially modified ClearVideo Source Code Encoder, Including its run time versions.

          2.2.4 Any licenses sold, issued or granted by ISI for the use of ClearVideo Source Code Encoder or its run-time forms or the Marketing Material that may exist at the execution of this agreement are not subject to the exclusivity restrictions herein. Any licenses for the ClearVideo Source Code Encoder which have not expired or been terminated and a summary of their general terms and restrictions, are listed on Exhibit D to this agreement.

     2.3  Restrictions.

          2.3.1 No Source Code Distribution. In addition to any other restrictions contained herein, SWI agrees that any product distributed or sublicensed under the licenses granted in this Section 2 shall not contain or disclose any ClearVideo Source Code and shall not contain or disclose any source code for SWI-Enhancements, except as expressly provided for in Section 2.1.5. The license grant of this Section 2 does not include either a license to sublicense or distribute ClearVideo Source Code, or the source code of SWI-Enhancements except as expressly provided for in Section 2.1.5.

          2.3.2 Geography. The rights and licenses granted under subparagraphs 2. 1.1 through 2. 1.5 above are for exploitation throughout the world and via any satellite or other system serving Earth, subject to the terms hereof and compliance by SWI with all applicable export and legal regulations and laws relating to the export of the Licensed Products. No less than thirty (30) days prior to distribution outside of North America, the European Union, Australia, or Japan, SWI will notify ISI, via certified mail, of its intention to distribute in each given territory, and ISI will then have fifteen (15) days after receipt of such notice in which to register any objection to such distribution in writing to SWI, setting forth the specific basis of such objection, which basis may only relate to the state of intellectual property protection in the subject territory. If no objection Is received in a timely fashion, then ISI will waive any such objection. If an objection is timely registered, then SWI shall have ten (10) days in which to provide its response to the objection, ensuring that reasonable legal protections are available for the intellectual property of the parties in such territory. ISI shall not fall thereafter promptly to grant its consent to the distribution without good reason or cause.

          2.3.3 Effectiveness of Licenses Upon Payment. The rights and licenses granted under subparagraphs 2.1.1 through 2.1.5 shall only become effective upon ISI's receipt of the Initial Payment as described in Section 3.1,

          2.3.4 No Transfer. The rights and licenses granted herein are not transferable or assignable, except (a) as expressly provided for in Section 10.14 of this Agreement, or (b) as agreed to in writing by ISI.

     2.4 License to Marketing Material. ISI grants SWI the exclusive license to reproduce and use the Marketing Material under any copyrights or trademarks that ISI may have in the Marketing Material.

     2.5 Limitations. Notwithstanding anything else to the contrary in this agreement, SWI has no right or license with respect to any ISI intellectual property including, without limitation patents and copyrights, not existing at the execution of this agreement.

     2.6 Term of License. The licenses granted herein shall continue until the termination of this Agreement pursuant to Section 9. Notwithstanding anything in this Agreement to the contrary, no license granted herein with respect to any copyright or patent with respect to any such technology shall continue in effect beyond the period of time that the legal rights of ISI, or ISI's successors or assigns, as the case may be, remain valid under the respective copyright and/or patent. To the extent a licensing right granted or payment obligation under this Agreement provides for continuation beyond the period of time that the legal rights of a designated licensor remain valid under a given copyright or patent, the parties agree that such continued payment obligation shall not include any payment obligation with respect to such expired rights, but the license rights and payment obligations shall continue to apply with respect to all remaining technical intellectual property rights granted herein In accordance with the terms hereof.

     Section 3. Payments

     3.1 Initial Payment.  SWI agrees to deliver to ISI payment of

               (a)  One Hundred Thousand Dollars ($100,000) and

               (b) Two Hundred Ninety Seven Thousand Five Hundred (297,500) shams of SWI's common stock which SWI hereby represents and warrants as comprising at least one and one quarter percent (1.25%) of the number of outstanding shams of SWI, computed on a fully diluted basis. Said shares will be issued pursuant to Rule 144 of the Act.

     3.2 Initial Payment Schedule. The Initial Payment is due on or before March 31, 2000.

     3.3 Additional Payment. SWI agrees to deliver to ISI a payment of One Hundred Fifty Thousand Dollars ($150,000), In addition to the
Initial Payment, payable on May 15, 2000.

     3.4 Non-Refundable Payment. All payments hereunder are nonrefundable, non-assessable and fully earned when delivered to ISI and not subject to any right of set-off.

     3.5   Payment Method.

          3.5.1 Share Payments. SWI shall take all such actions as are required to transfer shares of SWI Common Stock pursuant to Section 3.1
(b) hereof to ISI on the corporate books of SWI and further remit SWI share certificates for all such shares to ISI at its address contained in Section 10.13 by means of certified mail.

          3.5.2 Dollar Payments. SWI shall remit all dollar payments due to ISI hereunder so that ISI receives such amount according to the following Instructions or other instructions as may be provided by ISI:

     Account Name:            Iterated Systems, Inc.
     Account Number:          3256546914
     Bank Name:               Bank of America
     ABA Number               061000052
     Special Instructions:    Please Notify Susan Settle @ 404-264-
                              8000 upon receipt.

     3.6 Taxes. All payments set forth in this Section are exclusive of taxes. SWI shall be responsible for all taxes, levies and assessments relating to the exercise of its rights, licenses and obligations hereunder, including but not limited to, sales and use taxes. Both ISI and SWI shall be governed in their actions in various worldwide jurisdictions by the relevant tax laws In each such jurisdiction, and no liability relating to the application of such tax laws shall exist from one party hereto the other. Not withstanding the forgoing, ISI is responsible for any United States or Georgia corporate income taxes or tax liability related to the receipt of the $250,000 license fee set out herein.

     3.7 Voting Rights.   SWI represents and warrants that all shares
of Common Stock which ISI receives under this Agreement shall have voting rights as favorable as any granted to any other shareholder of SWI Common Stock.

     3.8 Shares Fully Paid. SWI represents and warrants that all shares of Common Stock which ISI receives under this Agreement shall be duly authorized, validly issued in compliance with all applicable securities laws, pursuant to Rule 144 of the Act, and shall be outstanding, fully paid and non-assessable and not subject to preemptive rights.

     3.9 Piggy-back Registration Rights.   If SWI does a PO, SWI shall
use its best efforts to file and have declared effective a registration statement in compliance with the ACT which includes all shares of Common Stock which ISI receives under this Agreement.

     3.10 Registration Rights.   At the time of any SWI PO, despite
using its best efforts. Should SWI fail to file and have declared effective a registration statement in compliance with the ACT which includes all shares of Common Stock which ISI receives under this Agreement, then SWI should use its best efforts to file and have declared effective a registration in compliance with the ACT which includes all shares of Common Stock which ISI receives under this Agreement, if SWI should file a subsequent registration statement in compliance with the ACT, which covers any shares Of SWI's Common Stock.

     3.11 Anti-Dilution.   The shares given by SWI to ISI under this
Agreement shall be subject to the following anti-dilution provision. At such times as the number of outstanding shares of Common Stock of SWI, computed on a fully-diluted basis, increases, then SWI shall Issue additional shares of Common Stock to ISI, at no cost to ISI, so that the total number of shares of SWI Common Stock which SWI grants to ISI under this Agreement Is 1.25% of the then Increased number of outstanding shares of Common Stock of SWI, computed on a fully-diluted basis. This provision shall terminate after the last day of the first sixty (60) day period during which: (i) the Common Stock of SWI is traded on NASDAQ or American Stock Exchange or New York Stock Exchange and (11) the Market Capitalization of SWI does not fall below fifty million dollars ($50,000,000) and (iii) Two Hundred Ninety Seven Thousand Five Hundred (297,500) shares of Common Stock which ISI receives under this Agreement become free trading 144 stock or are covered by a registration statement In compliance with the ACT and (1v) the share price which shares of SWI are traded on NASDAQ, the American Stock Exchange or the New York Stock exchange does not fall below $2.10. This provision shall also terminate if ISI sells or disposes of the shares of Common Stock which ISI receives under this Agreement. For the purposes of this Agreement, the Market Capitalization of SWI during a period is computed by multiplying (A) the smallest number of shares of SWI outstanding during the period by (B) the lowest price at which shares of SWI are traded on NASDAQ or American Stock Exchange or New York Stock Exchange.

     3.12 Cash Payment Allocation The Two hundred and fifty thousand dollars ($250,000) cash payment of the Section 3 payment shall be deemed a license fee for the use, as provided for herein, of the ClearVideo Source Code. The remainder of the payments shall be deemed as payment for the exclusivity as provided for in Section 2.2.

     4. Obligations

     4.1 ISI Obligations

          4.1.1. Provision of Source Codes. ISI agrees to provide ClearVideo Source Code to SWI upon ISI's receipt of the Initial Payment of Section 3.1 as follows:

               (a) SWI, at its own expense, shall provide a personal computer meeting the technical specifications of Exhibit A to ISI,

               (b) ISI shall load the ClearVideo Source Code and corresponding run-time encoders and decoders onto the personal computer described in 4.1.1 (a)

               (c) ISI and SWI shall agree upon a date to meet at ISI'S location and on such date, ISI shall deliver to the SWI representative(s) the personal computer installed with the ClearVideo Source Code and demonstrate that the source codes can be compiled into run-time versions.

               (d) During the thirty (30) days following the date agreed to in (c) above, ISI agrees to provide email support of SWI.

               (e) ISI shall provide, on removable media, a back-up copy of the software loaded under subparagraph 4.1.1(b) above.

          4.1.2 No Support Except as provided for in Section 4.1.1, ISI shall have no obligations of support, maintenance or training to SWI, unless in their sole discretion, ISI and SWI agree in writing to the terms and conditions of such obligation. ISI shall have no obligation to support SWI I s licensees.

     4.2  SWI obligations.

          4.2.1 Support.   SWI agrees to use commercially reasonable
efforts to support all users of its products and services licensed hereunder.

          4.2.2 User License.   With respect to any distribution to End
Users permitted to SWI under this Agreement, SWI agrees that such distribution shall be accompanied by a license agreement ("End User License") which: (a) prohibits further copying, disassembly, decompilation or reverse engineering; (b) includes a statement substantially similar to the following: "Product(s) provided under this agreement contains portions of program code and other intellectual property rights of third parties and each such third party shall be entitled to enforce this license as an intended third party beneficiary. ALL SUCH THIRD PARTIES (INCLUDING ITERATED SYSTEMS, INC.) EXPRESSLY DISCLAIM ALL WARRANTIES AND CONDITIONS WITH RESPECT TO THE USE OF SUCH PRODUCTS, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In no event shall any such third party, including Iterated Systems, Inc., have any liability whether direct, indirect, Incidental, consequential, statutory, exemplary or otherwise to Licensee arising in connection with this License, the use of the Product(s), or the inability to use Product(s); (c) includes a provision that terminates the End User License and right to maintain possession of the product and program code upon End User, a breach of any material provision of such agreement; (d) reserves to licensors all rights, title and interest in and to program code; and (e) restricts the transfer of the product only to third parties who agree to be bound by the license terms set forth in this Section 4.2.2 In addition, SWI agrees that the End User License will not (I) impose any liabilities upon ISI, (Ii) grant any warranty to the End User on behalf of ISI.

     4.2.3 Distribution to U.S. Government.   When information or
products are provided to the United States federal governmental authorities as users or customers, SWI will add a legend substantially as follows:

          The material Is confidential property of Iterated Systems, Inc., as to which affixing the following notice is not an admission of the intention to, or fact of, publication. COPYRIGHT ITERATED SYSTEMS, INC. ALL RIGHTS RESERVED. PATENT(S) PENDING, ITERATED SYSTEMS. U.S. GOVERNMENT RESTRICTED RIGHTS. The programs within, accompanying documentation and/or other products are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government Is subject to restrictions as set forth in subparagraph (c)(1) the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraph (c)(1) and
     (2) of the Commercial Computer Software B Restricted Rights at 48 CFR 52.227-19 of FAR, or Clause 18-52.227-86(d) of NASA Supplement to the FAR, as applicable. Contractor/manufacturer is Iterated Systems, Inc. 3525 Piedmont Road, Seven Piedmont Center, Suite 600, Atlanta, Georgia, 30305."

          4.2.4 Review of Records. SWI shall maintain accurate records regarding use, licensing and distribution permitted under this Agreement. ISI shall have the right, upon reasonable notice, to engage a certified public accountant ("CPA") to review such records, and records of SWI's Common Stock, during SWI's normal business hours, providing however that such reviews shall be separated by at least six months. Such CPA shall agree in writing to maintain the confidentiality of SWI records according to the terms of Section 5.1 and 5.2.

          4.2.5 Export Compliance.   SWI acknowledges and understands
that ClearVIdeo Source Code contains technical data and is therefore subject to United States export control regulations and regulations of countries into which any products may be imported ("Export/Import Regulations"). SWI shall comply with all such Export/import Regulations and obtain at its expense any and all licenses, permits and regulatory approvals required by any and all governmental authorities and agencies having jurisdiction over export, re export and import of technical data. To the extent permitted by applicable law, SWI will defend, indemnify, and hold ISI and its officers and directors harmless from and against any and all damages and expenses, including legal and professional fees, Incurred directly or indirectly as a consequence of any failure of SWI to comply with any such Export/Import Regulations. This obligation will survive termination of this Agreement.

     4.3  Joint Obligations.

          4.3.1 ISI and SW I will promptly notify the other party hereto of any and all known infringements or misappropriations or known attempted infringement or misappropriation of any ISI Technology licensed hereunder.

          4.3.2 ISI reserves the right to Initiate legal action against any party allegedly committing infringement or misappropriation of any ISI Technology. At the request and cost of ISI, SWI shall provide reasonable assistance to ISI in connection therewith.

          4.3.3 SWI reserves the right to pursue and initiate legal action for infringements or misappropriation of ClearVideo If ISI refuses or fails to proceed. In such a case and at the request and cost of SWI, ISI will provide assistance at reasonable costs to SWI in connection therewith.

Section 5. Confidentiality

     5.1 Terms of Confidentiality. ISI and SWI agree to treat as confidential all Confidential Information of the other party, not to disclose or use such Confidential Information except as expressly permitted in this Agreement, and to ensure that only those employees having a need to know such Confidential Information shall be privy to such Confidential Information. All such employees shall be required in writing to abide by the obligations of this Section 5. Unless autho6zed in writing, each party shall not disclose the other party, s Confidential Information to any third party. Each party shall promptly notify the other of any actual or suspected misuse or unauthorized disclosure of Confidential Information. With regard to Confidential Information deemed a trade secret under applicable law, the obligations in this section shall continue for so long as such Information constitutes a trade secret. With regard to all other Confidential Information, the obligations in this section shall continue for the term of this Agreement and for a period of five (5) years thereafter.

     5.2 Exceptions to Confidentiality Restrictions. Notwithstanding the above, Confidential Information shall not include any information which 1he party receiving such information can demonstrate:

          (i) was in the public domain at the time it was disclosed, or has entered the public domain through no fault of the parties;

          (ii) was known to both parties, without restriction, at the time of disclosure, as demonstrated by files or documents in existence at the time of disclosure;

          (iii) was publicly disclosed with the prior written approval of the party whose Confidential Information was disclosed;

          (iv) was Independently developed without any use of the Confidential Information, as demonstrated by evidence created at the time of such independent development;

          (v) became known to both parties, without restrictions, from a source other than each party or any of its employees, without breach of this Agreement and otherwise in a manner not in violation of each party's rights;

          (vi) was disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided however, that each party shall provide prompt, written, and sufficient advance notice thereof to the other party to enable such other party to seek a protective order or otherwise prevent or restrict such disclosure; or

          (vii) was disclosed to the extent required by law or regulation, including applicable securities, corporate and other laws or regulations of applicable jurisdictions.

     5.3 Identification of Certain Confidential Information. SWI and ISI agree that this Agreement is Confidential Information of both ISI and SWI, except however, the parties agree to issue a press release announcing this Agreement within six (6) months of signing this Agreement. SWI and ISI agree riot to either (a) issue other press releases mentioning the name of the other party without the written permission of such other party, except as Is required under Section 5.2(vii); or (b) use the name of the other party in sales and marketing literature. SWI and ISI further agree that (a) all confidential information disclosed between the parties covered by their Confidentiality and Non-Circumvention Agreement shall be considered as Confidential Information under this Agreement and (b) the Confidentiality and Non-Circumvention Agreement signed on January 22, 2000 is terminated as of the execution date of this Agreement.

Section 6. Warranty and Indemnification

     6.1 Warranty Disclaimer. Except as otherwise expressly provided herein: (a) SWI ACKNOWLEDGES AND AGREES THAT ANY CLEARVIDEO SOURCE CODE AND ALL OTHER MATERIAL WHICH MAY BE PROVIDED BY ISI HEREUNDER ARE PROVIDED "AS IS". (b) ISI MAKES NO EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS To SWI WITH RESPI~CT TO CLEARVIDEO SOURCE CODE ANY DOCUMENTATION THERETO, AND ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY AND THE IMPLIED WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, SWI AND ISI ACKNOWLEDGE THAT ISI DOES NOT WARRANT THE QUALITY OR ACCURACY OF THE DELIVERABLES.

     6.2 Warranty.

               (a) ISI makes no warranty that the ClearVideo Source Code does not infringe upon the patents and copyrights of others, except ISI warrants that as of the date hereof it has no present knowledge of any such patent or copyright infringement or of any claim of such patent or copyright infringement.

               (b) ISI warrants that it will deliver ClearVideo Source Code which (a) compiles to a run-time encoder and run-time decoder as described in Exhibit B and (b) is the latest complete version of ClearVideo.

     6.3 Indemnification.   In addition to any other obligations of
indemnification set forth in this Agreement, SWI agrees to the following obligations of indemnification:

          6.3.1 Indemnification by SWI.

              (a) If notified In writing within ten (10) calendar days of any claim of infringement against ISI alleging that SWI's manufacture, use, sale or other disposition of ClearVideo Source Code SWI-Enhancements and products or services based thereon is an Intellectual Property Infringement, and such allegation is based on (1) designs, modifications or selections made by SWI, or (ii) products or services created or manufactured by SWI or the use of the ClearVideo, Source Code or SWI-Enhancements in combination with other products or technology not furnished by ISI, or (ill) use of the ClearVideo Source Code or SWI-Enhancements except as authorized herein, then SWI will defend such action at its expense and will pay, when due, the costs and damages awarded against ISI in such action.

               (b) SWI agrees to defend, indemnify and hold ISI harmless from all liabilities, losses, costs and damages (including reasonable attorneys fees) arising from any actions or omissions on the part of SWI in distributing, marketing and sublicensing of any products created from ClearVideo Source Code, or SWI-Enhancements or any statements, claims or warranties made by SWI in connection therewith.

          6.3.2 Indemnification by ISI. If notified in writing within ten (10) calendar days of any claim of infringement against SWI alleging that exercise of its rights with respect to the ClearVideo Source Code as set forth herein Is an Intellectual Property Infringement, and such allegation Is based solely and directly on the ClearVideo Source Code then ISI will defend, indemnify and hold SWI harmless from liabilities, losses, costs and damages (including reasonable attorney's fees) arising out of such action. Notwithstanding the foregoing, ISI shall have no obligation under this Section 6.3.2 for any Infringement attributable to (a) designs, modifications or selections made by SWI, or (b) products or services created or manufactured by SWI or the use of the ClearVideo Source Code or SWI Enhancements in combination with other products or technology not furnished by ISI or (c) use of the Clear Video Source Code or SWI-Enhancements except as authorized herein.

          6.3.3 Procedure. Indemnification set forth herein is contingent upon the party providing the Indemnification (the "Indemnifying Party") having sole control of the defense of such action, and all negotiations and agreements for its settlement or compromise of any claim above. No settlement or compromise shall be made by the Indemnifying Party without the prior consent of the party to be indemnified (the "Indemnified Party"), which shall not be unreasonably withheld or delayed. The Indemnified Party agrees to cooperate with the Indemnifying Party in the defense of any such action and the Indemnifying Party agrees to reimburse the Indemnified Party for any reasonable costs associated with such cooperation. The Indemnified Party at its own expense shall be permitted to participate in such defense, subject however to the control thereof by the Indemnifying Party.

Section 7. Limitation of Liability

     7.1 Limitation on SWI Damages. SWI further acknowledges and agrees that in no event will ISI, its affiliates or any of their respective officers, directors, employees, shareholders or representatives be liable to SWI or any third party for any, special, general, indirect, incidental, punitive or consequential damages, in any way pertaining to this Agreement or the rights or obligations created under this Agreement, even if ISI has been notified of the possibility or likelihood of such damages occurring.

     7.2 Limitation on ISI Damages. ISI acknowledges and agrees that in no event will SWI, its affiliates or any of their respective officers, directors, employees, shareholders or representatives be liable to ISI or any third party for any special, general, indirect, Incidental, punitive or consequential damages in any way pertaining to this Agreement or the rights and obligations created under this Agreement, even if SWI has been notified of the possibility or likelihood of such damages occurring.

     7.3 Liability Cap. In no event shall ISI or SWI be liable to the other under this Agreement for any sums in excess of those cash sums paid by SWI to ISI under this Agreement (the "Liability Cap"). Each party shall promptly notify the other of the allegation by a third party of liability on the part of such party under this Agreement. This Liability Cap shall survive even if any of the remedies set forth in this Agreement fall of their essential purpose. The limitations of liability set forth in Section 7 shall not apply to any indemnification amounts arising under Section 6.3 above or any amounts arising from a breach of Section 2 or 5.

Section 8. Proprietary Rights

     8.1 Reservation of Rights. SWI acknowledges and agrees that, except for the licenses granted herein, ISI shall retain all right, title and Interest in and to the ISI Technology including, but not limited to the ClearVideo Source Code and portions thereof, including but not limited to its worldwide patents, patent applications, copyright, trademarks, trade secrets and other intellectual property rights and Interests therein. This Agreement does not provide SWI with title or ownership of the ClearVideo Source Code or Technical Material but only a license to use the same in accordance with the provisions of the Agreement. SWI agrees that, except for such license, it shall not assert any right title or interest in or to the ClearVideo Source Code or portions thereof. SWI will include and not remove any proprietary and copyright notices and legends included by ISI in its products licensed hereunder. This Agreement does not restrict ISI from developing licensing or distributing its technology except as expressly provided for in Paragraph 2.2. SWI agrees that it has no rights or licenses with respect to, and that ISI is under no restrictions with respect to, ISI's technology other than ClearVideo Source Code including but not limited to ISI's iv Source Code, modifications of iv Source Code or run-time versions of iv Source Code, ISO's real-time low bitrate codec (called ClearVideoLive) or its modifications or run-time versions.

     8.2 Equitable Remedies. The parties acknowledge that each provision in this Agreement providing for the protection of copyrights, Confidential Informational and other proprietary rights is material to this Agreement. The parties acknowledge that any threatened or actual breach of such rights shall constitute immediate, irreparable harm to the non-breaching party for which monetary damages is an inadequate remedy and for which equitable remedies may be awarded by a court of competent jurisdiction without requiring the non-breaching party to post any bond.

Section 9 Term and Termination

     9.1 Term. The term of this Agreement will commence once the Agreement has been signed by an authorized representative of each party and shall continue until terminated by mutual agreement of the parties or as set forth herein.

     9.2 Termination.

               (a) Either party may terminate this Agreement if the other party commits a material breach, other than as regards the payments of Section 3 of this A6reement which is not cured by the breaching party within sixty (60) calendar days of the receipt of written notice of such breach.

               (b) Any dispute, except as regards the payments of
     Section 3 of this Agreement, among the parties as to whether a material breach has been committed or whether a material breach has been cured, shall be settled according to the provisions of
     Section 10.7, prior to the effectiveness of any termination under
     (a) above.

     Notwithstanding the foregoing, ISI may terminate this Agreement by written notice without further opportunity to cure, if ISI does not receive either the One hundred thousand dollar ($100,000) payment of
Section 3.1 on or before March 31, 2000, or the Section 3.1 (b) payment within (10) days of the date indicated in Section 3, or the One hundred and fifty thousand dollar ($150,000) payment of Section 3.3 on or before May 15, 2000.

     9.3 Effect of Termination. Upon termination for any reason other than ISI's breach, (a) all licenses will be terminated and cease immediately; (b) SWI shall promptly return to ISI the ClearVideo Source Code and all copies thereof in its possession, (c) ISI shall have no obligations under either Section 2 or Section 4 of this Agreement, and
(d) each party shall promptly return to the other such party's Confidential Information and copies thereof.

     9.4 Survival, Upon termination of this Agreement, Sections 2.3, 3, 5, 6.1, 6.3, 7, 8. 9.3, 9.4 and 10 shall survive in full force and effect.

Section 10. General Terms

     10.1 Independent Principals.   ISI and SWI are independent
principals in all relationships and actions under and contemplated by this Agreement. This Agreement shall not be construed to create any employment relationship, partnership, joint venture or agency relationship between the parties or to authorize any party to enter into any commitment or agreement binding on the other party. Each party is responsible for its own costs in exercising its rights and obligations under this Agreement.

     10.2 No Waiver. Any failure by either party to detect or protest a breach of any term or condition of this Agreement shall not constitute a waiver or impairment of any such term or condition, or the right of such party at any time to seek such remedies as may be available for any breach or breaches of such term or condition. A waiver, including a waiver of this provision, will be effective only if given in writing signed by an authorized officer of such party.

     10.3 Severability. If any provision of this Agreement is held invalid, Illegal or unenforceable by a tribunal or court of competent jurisdiction, such Invalidity shall not affect the enforceability of any other provisions contained In this Agreement, and the remaining portions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

     10.4 Force Majeure. Except for any payment and delivery obligations hereunder, no party shall be In default of any obligation hereunder if such failure Is due to causes beyond such party's reasonable control; and such party acts diligently in attempting to remedy the cause; and such party promptly gives written notice to the other party of the event of force majeure. In any such event, such party shall be given an additional time to perform equal to the delay caused directly by such event.

     10.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, proposals, representations, discussions, and under-standings, whether verbal or written, including the Confidentiality and NonCircumvention Agreement which is hereby terminated in all respects. This Agreement may be amended only by a subsequent writing signed by both parties.

     10.6 Non-Solicitation. Each party acknowledges and agrees to the other that during the term of this7kgreement and for one (1) year thereafter, it will not solicit any employee of the other party, or any person who has been an employee within the prior applicable six month period, for the purposes of employment, independent contractor duties or other work relationship. The forgoing restrictions may be waived in writing.

     10.7 Dispute Resolution Any dispute arising out of or relating to this Agreement which cannot be amicably resolved by the parties, shall be settled before three (3) arbitrators, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, the said arbitrators to be appointed by said rules. Judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. A dispute shall be deemed to have arisen when either party notifies the other party in writing at the addresses set forth in Paragraph 10. 13 of such dispute.

     10.8 Governing Law. This Agreement shall be governed by, construed and interpreted In accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law thereof.

     10.9 Dollars. All amounts referencing Dollars shall mean United States currency.

     10.10 Days. All references to days and Days are calendar days unless specified otherwise.

     10.11 Headings. Headings used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

     10.12 Binding Effect. This Agreement and the transactions provided for herein shall be binding upon and inure to the benefit of the parties, their legal representatives, and their permitted transferees, successors and assigns.

     10.13 Notices. All communications required or permitted under this Agreement shall be In writing and either mailed first class, postage pre-paid, sent by reputable overnight delivery services (with request for written confirmation of receipt), hand-delivered to the parties at the addresses shown below, or at such other addresses as one party may notify the other of from time to time:

     If to ISI:          President and CEO
                         John Bacon
                         Iterated Systems, Inc.
                         3525 Piedmont Road
                         Building Seven, Suite 600
                         Atlanta, Georgia 30305

If to SWI:               Ryan Corley, President
                         Southern Wireless, Inc.
                         The Penthouse
                         403 South Cheyenne Avenue
                         Tulsa, Oklahoma 74104

     10.14     No Assignment.   Neither party shall assign, transfer or
pledge this Agreement, in any manner without the prior written consent of the other party, which consent shall not be unreasonably withheld, except as part of a merger, reorganization or acquisition of all or substantially all of the assets or stock of the assignor, and upon the written agreement of the assignee to assume all the obligations of the assignor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

SOUTHERN WIRELESS, INC.            ITERATED SYSTEMS, INC.

BY: /s/ Ryan Corley                BY: /s/ Alan Sloan
Printed Name   Ryan Corley         Printed Name Alan Sloan
Position: President Position:      Executive Vice President

Date: 3-17-2000                    Date: 3-17-2000

Address:  The Penthouse            Address:  3525 Piedmont Road
          403 South Cheyenne                 Building Seven, Ste 600
          Tulsa, OK 74104                    Atlanta, GA 30305

                            EXHIBIT LIST

Exhibit A PC Specifications

     A personal computer with a Pentium 111733 MHz processors with Microsoft NT 4.0 Service Pack 4 installed and with the following hardware installed:

     a. 40X CD ROM/DVD
     b. 32 MB 3D Graphics Card
     c. 512 MB RAM
     d. 20 GIG LVD SCS13 RAIDO Hard Drive
     e. Adobe Premier 5.1

Exhibit B ClearVideo Description

     ClearVideo is computer software that runs on Pentium processors inside personal computers which have compatible configurations including compatible memory, graphics and input/output resources. ClearVideo includes both encoder and decoder functionality. The encoder is not a stand-alone program but requires a compatible video editor such as Adobe Premier 4.0. The ClearVideo encoder encodes video only, but a compatible video editor and personal computer environment will provide the ability to encode audio as well. The ClearVideo Source Code Will compile to version 1.2 provided to SWI for evaluation prior to the execution of this Agreement

Exhibit C Confidentiality and Non-Circumvention Agreement


          CONFIDENTIALITY AND NON-CIRCUMVENTION AGREEMENT

     THIS AGREEMENT, entered into on the date of the signature of the parties hereto as entered below, is by and between Iterated Systems, Inc., ("ISI") a Georgia Corporation and two individuals, ("RCTO"), one which is Ryan Corley residing at P.O. Box 140021, Austin, Texas 78714 and the other of which is Timothy Hargreaves-Oliver residing at 1612 So. Boston Avenue, Townhome 1, Tulsa, Oklahoma 74119.

     IT IS THE INTENTION OF THIS AGREEMENT TO PROVIDE ALL PARTIES
HERETO EQUAL PROTECTION OF CONFIDENTIAL MATERIALS AND BUSINESS CONTACTS THAT MAY BE DISCLOSED DURING EVALUATION OF POTENTIAL BUSINESS
OPPORTUNITIES.

     1. The parties hereto may furnish and disclose confidential nonpublic information and business contacts to each other to provide assistance in evaluating and financing possible business arrangement involving RCTO and ISI. As a condition to each party's furnishing such information to the other party hereto, the party, furnishing such information shall be hereinafter referre8 to, with respect to such information, as the "Disclosing Party" and the party receiving such information shall be hereinafter referred to, with respect to such information, as the "Receiving Party". Each party agrees, as set forth below, to treat any and all information (herein collectively referred to as the "Evaluation Material") so provided (whether prepared by the Disclosing Party or its agents or advisors or otherwise) which is furnished to the Receiving Party by the Disclosing Party In accordance with the provisions of this Agreement and to take or abstain from taking certain other actions herein set forth.

     2. The term "Evaluation Material" includes all information, whatever its source, provided by Disclosing Party to Receiving Party Including but not limited to, computer software and related documentation in all forms and on whatever media, all Information about the Disclosing party's projects, present and ongoing research, developments, processes, technologies, and inventions, as well as its methods of engineering, financing, manufacturing, producing, purchasing, marketing and selling of the Disclosing Party's products, processes, services, and technologies; and shall include all business contacts revealed.

     The term "Evaluation Material" also Includes all analyses, compilations, studies and other materials prepared by the Receiving Party or its directors, officers, employees, agents. advisors and representatives of advisors (collectively, the "Representatives") containing, based on or reflecting any Information furnished by the Disclosing Party or any of Its Representatives.





<PAG> 84

     Not withstanding the definition above, the term "Evaluation Material" does not include information which (I) is already in the possession of the Receiving Party, provided that such Information is not known by such Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party or third party, or (H) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives in violation of this Agreement, or (111) becomes available to the Receiving Party from a source other than the Disclosing Party or Its Representatives, provided that such source is not known by such Receiving Party to be in breach of a confidentiality agreement with or other obligation of secrecy to the Disclosing Party or a third party.

     3. The parties hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible business arrangement involving RCTO and ISI and that such information will be kept confidential by such Receiving Party; provided, however, that (1) any such information may be disclosed to officers, directors, employees and other representatives of Receiving Party who have an existing legal obligation to maintain the confidentiality of Disclosing Party's Evaluation material and where such obligation Is written or is implied by operation of law, and (11) any such information may be disclosed to third parties who signed a written agreement materially the same as this agreement and such written agreement Is received by Disclosing Party prior to such disclosures, (III) any disclosure of such information may be made to which the Disclosing Party consents in writing and (Iv) any disclosures of such Information may be made as otherwise required by law in the written opinion of counsel to the Receiving Party (including, without limitation, pursuant to any federal or state securities laws or pursuant to any legal, regulatory or legislative proceedings) or as contemplated by the following sentence (the "Legal Exception"), In the event that the Receiving Party or anyone to whom such Receiving Party supplies the Evaluation Material receives a request to disclose all or any part of the information contained in the Evaluation Materials under the terms of a subpoena, order, civil investigative demand or similar process or other oral or written request issued by a court of competent jurisdiction or by a federal, state or local, foreign or domestic, governmental or regulatory body or agency, such Receiving Party agrees to the extent practicable to: (A) promptly notify the Disclosing Party of the existence, terms and circumstances surrounding such request; (B) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request; and, (C) only disclose such information after complying with clauses (A) and (B) and exercising reasonable effort, if so requested by the Disclosing Party and at the Disclosing Party's sole expense, to obtain, to the extent practical, an order or other reliable assurance that confidential treatment will be accorded to such portion o( any disclosed information which the Disclosing Party so designates. The Receiving Party shall be responsible for ensuring that all persons to whom the Evaluation Material is disclosed under this Agreement shall keep such information confidential and shall not disclose or divulge the same to any unauthorized person.

     4. In consideration of the disclosure referred to In Paragraph 1 hereof, the Receiving Party agrees that the Evaluation Material shall be kept strictly confidential for a period of ten (10) years from the date of signature of this Agreement and shall not be sold, traded, published, used or otherwise disclosed to anyone In any manner whatsoever, including by means of photocopy or reproduction, without the Disclosing Party's written consent, except as provided in paragraph 5 below.

     5. The Receiving Party hereby acknowledges that it Is aware, and that it will advise its Representatives who are informed as to the matters which are subject to this Agreement, that the United States and certain foreign securities laws prohibit any person who has received from an issuer material, nonpublic Information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances In which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     6. This Agreement and as well as any fact that negotiations are taking place under this Agreement shall be treated as Evaluation Material of both parties under this Agreement. Notwithstanding this Agreement, each party shall be allowed to disclose with any that they are negotiating with an unnamed third party regarding the exclusive use of technology, Including possible limitations of such use, provided such third party is bound to maintain the confidentiality of such disclosure by a written confidentiality agreement.

     7. For a two-year period commencing on the date hereof each of RCTO and ISI shall not solicit to employ any person who is, at the time of such solicitation, an employee of the other or any subsidiaries of the other.

     8. The Evaluation Material shall remain the property of the Disclosing Party and the Receiving Party agrees to promptly redeliver to the Disclosing Party upon request all written or otherwise tangible Evaluation Material provided to it by the Disclosing Party or its Representatives and will not retain any copies, extracts or other reproductions in whole or In part of such written or otherwise tangible material. All other Evaluation Material and documents, memoranda, notes, computer discs or files or tapes, other writings and otherwise tangible materials whatsoever prepared by the Receiving Party or its Representatives based upon the information in the Evaluation Material which were not provided to the Receiving Party or Its Representatives shall be destroyed, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer supervising such destruction.

     9. In the event the parties hereto elect to participate in a business arrangement, then this Agreement shall be replaced with such terms and conditions as are contained in the written agreement establishing such arrangement,

     10. The Disclosing Party hereby represents and warrants that it has the right and authority to disclose the Evaluation Material to the Receiving Party. The Disclosing Party, however, makes no representations or warranties, expressed or implied, as to the quality, accuracy, and completeness of the Evaluation Material disclosed hereunder, and the Receiving Party expressly acknowledges the inherent risk in development of new technologies. The Disclosing Party, its Affiliated Companies, their officers, directors and employees shall have no liability whatsoever with respect to the use or reliance upon the Evaluation Material by the Receiving Party or by any further persons or parties referred to in Paragraph 5 hereof.

     11. The Receiving Party believes it is free to enter into this Agreement and perform in accordance therewith. If, however, the Receiving Party finds, upon and as a result of receipt of Evaluation Material from the Disclosing Party, that a conflict appears likely to occur because of Receiving Party's previous and continuing obligations or commitments to other parties, the Receiving Party will promptly so advise the Disclosing Party in writing and, unless otherwise then agreed by the parties, will return to the Disclosing Party all documents and other materials containing Evaluation Material without copying or summarizing them in any way and immediately cease proceeding with the evaluation contemplated by this Agreement.

     12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Oklahoma, without regard to the conflict of laws principles thereof. Venue shall reside in the City of Tulsa, County of Tulsa, State of Oklahoma, United States of America. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, which cannot be amicably resolved by the Parties, shall be settled before three (3) arbitrators, under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, the said arbitrators to be appointed in accordance with said Rules. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. A dispute shall be deemed to have arisen when either Party notifies the other Party in writing at the address as first set forth herein to that effect.

     13. It Is further understood and agreed that the execution of this Agreement creates only the relationship recited herein and convoys no right to use any of the Evaluation Material disclosed for any purpose whatsoever beyond the contemplated evaluation without the express written authorization of the Disclosing Party. Termination of this Agreement shall not in itself operate to terminate obligations of the parties arising under the Agreement. Nothing contained herein is intended to confer upon the Receiving Party any right whatsoever to the Disclosing Party's technologies.

     14. Each party hereto acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Agreement. RCTO and ISI, as the case may be, shall be entitled to equitable relief Including, without limitation, injunction, and specific performance, as a remedy for any breach and that the party hereto which is in breach hereby shall not oppose the granting of such relief. Such remedy shall not be deemed to be the exclusive relief for a breach of this Agreement, but shall be in addition to all other remedies available to a party hereto for ail damages, costs and expenses (including reasonable attorneys' fees), Incurred by it in this regard.

     15. Each party hereto agrees that unless and until a definite agreement with respect to any transaction referred to herein has been executed and delivered, neither it nor the other party hereto will be under any legal obligation of any kind whatsoever with respect to such transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its Representatives, except, in the case of this Agreement, for the matters specifically agreed to herein.

     16. No amendments, changes or modifications of this Agreement shall be valid except if the same are in writing and signed by a duly authorized representative of each of the parties hereto.

     17. Each party hereto acknowledges and agrees that no failure or delay by the other party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege hereunder.

     18. This Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. In addition, this Agreement shall Inure to the benefit of, and be enforceable by, each of the respective financial advisors of RCTO and ISI as to any portion of the Evaluation Material prepared by each such financial advisor.

     19. Regarding business contacts disclosed by Disclosing Party to Receiving Party as Evaluation Material herein, Receiving Party agrees that, for a period of one (I)-year following the execution of this Agreement, It and its employees will not enter Into any business relationship regarding ISI's ViO and ClearVideo computer software with such business contact unless (a) Receiving Party has known such business contact prior to such disclosure or (b) mutually agreeable terms are negotiated, described In writing and signed by all parties hereto, These terms may include, but are not limited to cash compensation, royalty interests, equity shares, expenses or other compensatory arrangements.

     20. Any notice, request, demand, or other communication required or permitted to be made under this Agreement shad be in writing and shall be delivered personally, sent by courier, sent by registered or certified mail or shall be sent by facsimile transmission. Any notice, request demand, or other communication will be deemed to have been given as of the date so delivered personally or sent by facsimile. Any such notice shall be deemed given when so delivered personally, sent by courier, sent by registered or certified mail or sent by facsimile transmission (and confirmed to have been received) to the address or number set forth above each party's signature hereto (or to any other address or number subsequently furnished In writing by any party to the other party hereto, as the case may be, in accordance with this paragraph):

     21. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The Parties hereto shall endeavor In good faith negotiations to replace any Invalid, Illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

     22. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

     24. This Agreement comprises the full and complete agreement of the parties hereto with respect to the disclosure of the Evaluation Material and supersedes and cancels all prior communication, understandings and agreements between the parties hereto, whether written or oral, expressed or implied.

     25. This Agreement shall terminate ninety (90) days after its execution unless the term is extended by written agreement of the parties.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have caused this Agreement to be executed on the date the last party has signed this Agreement below.

Timothy Hargreaves-Oliver               Iterated Systems, Inc.
P. 0. Box 700514                        3525 Piedmont Rd.,
                                        Bldg. 7, Suite 600
Tulsa, Oklahoma 74170                   Atlanta, Georgia, 30305
     P 918-494-0004                     P 404-264-0000
     F 918-494-6663                     F 404-264-8313

By: Ryan Corley                         Date By: Alan Sloan Date
Iterated Systems, Inc.

By: Timothy Hargreaves-Oliver Date

Exhibit D - Licenses issued by ISI which have not been terminated or expired for the use of ClearVideo Source Code Encoder

Exhibit E - ISI United States Patents

United States Patents

Patent No.     Patent Title

4,941,193      Method & Apparatus for Image Compression By Iterated
               Function System
5,065,447      Method & Apparatus For Processing Digital Data
5,347,600      Method & Apparatus for Compression & Decompression of
               Digital Image Date
5,384,867      Fractal Transform Compression Board
5,430,812      Fractal Transform Compression Board - R80 Continuation
5,754,704      Method & Apparatus for Compression & Decompression of
               Three Dimension Digital Data Using Fractal Transform
5,838,832      Method & System for Representing a Data Set with a Data
               Transforming Function and Data Mask
5,717,788      Method & System for Analyzing Data
5,740,282      System & Method for Contractive Mapping
               Resynchronization of a Data Transmission
5,721,543      System & Method for Modeling Discrete Data Sequences
5,867,603      Method for Transmitting Fractal Transform Data to
               Support Different Compression/Decompression Designs
5,822,721      Method & Apparatus for Fractal-Excited Linear Predictive
               Coding of Digital Signals
5,982,441      System & Method for Representing a Video Sequence
5,857,036      System & Method for Fractal Encoding of Data Streams
5,867,221      Method & System for Fractal Compression of Data Using an
               Integrated Circuit for Discrete Cosine Transform
               Compression/ Decompression
5,923,376      2nd Patent from above
5,790,131      System & Method for Lossy Compression of Data with
               Output File Size Control
5,821,999      Method & System for Fractally Interpreting Intensity
               Values for a Single Color Component Array Obtained from
               a Single Color Sensor
5,805,217      Method & System for Interpreting Missing Picture
               Elements in a Single Color Component Array Obtained from
               a Single Color Sensor
5,835,037      Method & Apparatus for Modeling Discrete Data Sequences
               by Multi Vector Representation
5,923,785      System & Method for Compressing Data
5,982,938      System & Method for Compressing Data Using Differential
               Coding of Coefficient Addresses
5,990,950      Method & System for Color Filter Array Multifactor
               Interpolation
5,923,376      Method & System for Fractal Compression of Data Using an
               Integrated Circuit for DCT - CIP